Exhibit 10.03

Series Reference

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FORM OF PROMISSORY NOTE

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For value received, the undersigned, WEST RECEIVABLES PURCHASING, LLC, a Nevada limited liability company (the “Borrower”), hereby promises to pay to the order of TOGM, LLC, a                                          limited liability company (the “Lender”), at its main office in Chicago, Illinois, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of [                                         Dollars and             /100 ($                    )], together with interest on the principal amount hereunder remaining unpaid from the date hereof until this Note is fully paid, at the interest rate in effect from time to time under the Credit Agreement computed in accordance with the Credit Agreement.

The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement, but in any event will be due and payable in full on the Loan Maturity Date, as defined in and provided for in the Credit Agreement for this Note. This Note may be prepaid only in accordance with the Credit Agreement.

The “Credit Agreement,” as referred to herein, shall mean that certain Amended and Restated Credit Agreement dated as of April 30, 2009, by and among the undersigned and the Lender, as amended, modified or extended. This Note is issued in connection with the acquisition by the Borrower of certain assets referred to in the Lender’s records as                     . This Note is subject to and is payable in accordance with the Credit Agreement and is one of the Notes referred to therein.

This Note is secured, among other things, pursuant to the Security Agreement (as defined in the Credit Agreement) and the other Loan Documents (as defined in the Credit Agreement), and may now or hereafter be secured by one or more other security agreements, pledges, assignments, agreements or other instruments.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses (to the extent actually incurred by the Lender), in the event this Note is not paid when due, whether or not legal proceedings are commenced. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note shall not be transferred without compliance with Section 9.12 of the Credit Agreement and providing written notice of the transfer and the identity of the transferee to the Borrower, which shall be in the form of a true and correct copy of the original endorsement of this Note provided to the Borrower in accordance with the notice provisions of the Credit Agreement. Any transfer without compliance with the previous sentence shall be null and void.

WEST RECEIVABLES PURCHASING, LLC

By:
Name:
Title: